SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            CHESAPEAKE CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:






                                    [L O G O]



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                                                                  March 22, 1996



To the Stockholders of
Chesapeake Corporation:



      We are pleased to invite you to attend the annual meeting of stockholders of Chesapeake Corporation to be held at the EXHIBITION HALL AT THE FAIRGROUNDS ON STRAWBERRY HILL, 600 EAST LABURNUM AVENUE, RICHMOND, VIRGINIA, on Wednesday, April 24, 1996, at 11:00 A.M., for the following purposes:

         (1) to elect four directors to serve until the 1999 annual meeting of stockholders;

         (2) to approve the Chesapeake Corporation Directors' Stock Option and Deferred Compensation Plan;

         (3) to ratify the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as independent accountants for 1996; and

         (4) to transact such other business as may properly come before the meeting.

      Only stockholders of record at the close of business on March 8, 1996, are entitled to notice of, to vote at and to participate in the meeting.

      YOU ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.



                                            By order of the Board of Directors:


                                                     J. P. Causey Jr.
                                                     Secretary

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS



                                     [LOGO]




                               GENERAL INFORMATION

     Solicitation of the enclosed proxy is made by and on behalf of Chesapeake Corporation for use at the annual meeting of stockholders to be held at the EXHIBITION HALL AT THE FAIRGROUNDS ON STRAWBERRY HILL, 600 EAST LABURNUM AVENUE, RICHMOND, VIRGINIA, on Wednesday, April 24, 1996, and at any adjournments of such meeting. An annual report, including financial statements for the year ended December 31, 1995, is enclosed with this proxy statement.

     The expense of this solicitation will be paid by the Corporation. Officers, directors and employees of the Corporation may make solicitations of proxies by telephone or telegraph or by personal calls. The firm of D.F. King & Co., Inc. has been retained to assist in the solicitation of proxies at a fee estimated not to exceed $7,000, plus direct out-of-pocket expenses. Brokerage houses, nominees and fiduciaries have been requested to forward proxy soliciting material to the beneficial owners of the stock held of record by them, and the Corporation will reimburse them for their charges and expenses.

     The Corporation's charter authorizes the issuance of up to 60,000,000 shares of Common Stock ($1 par value) ("Common Stock") and 500,000 shares of Preferred Stock ($100 par value). Only stockholders of record at the close of business on March 8, 1996, are entitled to notice of, to vote at and to participate in the meeting. On the record date, the stock issued and outstanding consisted of 23,675,728 shares of Common Stock. Holders of Common Stock will vote as a single class at the annual meeting. Each outstanding share will entitle the holder to one vote. All shares represented by properly executed and delivered proxies will be voted at the meeting or any adjournments.

     A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes for all matters considered at the meeting. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present at such meeting. Directors are elected by a plurality of the votes cast by holders of Common Stock at a meeting at which a quorum is present. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast. Approval of the Chesapeake Corporation Directors' Stock Option and Deferred Compensation Plan (the "1996 Directors' Plan") requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by properly executed and delivered proxies, and entitled to vote with respect thereto, at a meeting at which a quorum is present.
Abstentions will have the same effect as a negative vote for purposes of approving the 1996 Directors' Plan. Broker Shares that are not voted with respect to the approval of the 1996 Directors' Plan will not be included in determining the number of shares entitled to vote thereon.

     This proxy statement and the enclosed form of proxy were first mailed to stockholders on March 22, 1996.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Corporation's Board of Directors is divided into three classes. At the annual meeting, four directors are expected to be elected to Class I to hold office for a term of three years and until their respective successors are duly elected and qualified.

                         Information Concerning Nominees


                                 Name and Age;                                      Director
                           Principal Occupation or                               Continuously
                       Employment During Last Five Years                             Since

        Class I (to serve until the 1999 annual meeting of stockholders)


[PHOTO]
WILLIAM D. MCCOY, 66                                                                  1985

Retired (since 1994);  former Chairman of the Board, Chief Executive Officer and
Director, Koch Label Co., a consumer products label printing company.



[PHOTO]
JOHN W. ROSENBLUM, 52                                                                 1984

Tayloe Murphy Professor of Business Administration (since 1993) and former Dean,
Darden  Graduate  School of Business  Administration,  University  of  Virginia;
Director of Cadmus Communications Corporation,  Comdial Corporation,  Cone Mills
Corporation,  Providence  Journal  Telecommunications,  Inc.  and T. Rowe  Price
Associates, Inc.



[PHOTO]
JOHN HOYT STOOKEY, 66                                                                 1990

Nonexecutive  Chairman  of the Board of  Suburban  Propane,  a gas  distribution company (since 1996),  and former  Nonexecutive  Chairman of the Board,  Quantum
Chemical  Corporation,  a subsidiary of Hanson Industries,  a British industrial management corporation  (1993-1995),  and Chairman of the Board, Chief Executive
Officer  and  Director  of  Quantum  Chemical   Corporation;   Director  of  ACX
Technologies, Inc., Cyprus Amax Minerals Company and U.S. Trust Corporation.



[PHOTO]
RICHARD G. TILGHMAN, 55                                                               1986

Chairman of the Board,  Chief Executive Officer and Director,  Crestar Financial
Corporation, a bank holding company.



Unless authority to do so is withheld, shares represented by properly executed proxies in the enclosed form will be voted for the election of the four persons named above. Each of the nominees is currently a director and has served continuously since the year he joined the Corporation's Board. If any of the nominees should become unavailable, the Board of Directors may designate substitute nominees, for whom the proxies will be voted. In the alternative, the Board may reduce the size of the Class to the number of remaining nominees, for whom the proxies will be voted.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1 TO ELECT MESSRS. MCCOY, ROSENBLUM, STOOKEY AND TILGHMAN TO THE BOARD OF DIRECTORS TO SERVE UNTIL THE 1999 ANNUAL MEETING.

                         DIRECTORS CONTINUING IN OFFICE

         There are eight directors whose present term of office will continue until 1997 or 1998, as indicated below, and until their respective successors are duly elected and qualified. Each has served continuously since the year he or she joined the Corporation's Board. Paul A. Dresser, Jr., formerly a member of Class III, resigned in March 1996.


                                 Name and Age;                                     Director
                            Principal Occupation or                              Continuously
                       Employment During Last Five Years                             Since


       Class II (to serve until the 1997 annual meeting of stockholders)


[PHOTO]
C. ELIS OLSSON, 31                                                                    1994

Vice President - Operations, Mid-South Division, Color-Box, Inc., a subsidiary of Chesapeake Packaging Co. (since 1995) and former Midwest Regional Sales
Manager,  Color-Box,  Inc. (1994-1995),  Assistant to the President,  Chesapeake
Packaging Co., a subsidiary of Chesapeake Corporation (1994), Assistant Manager of Manufacturing (1993-1994), Manager - Maintenance Planning (1992-1993) and
Assistant to the Vice President of Manufacturing  (1991-1992),  Chesapeake Paper
Products Company, a subsidiary of Chesapeake Corporation.



[PHOTO]
WALLACE STETTINIUS, 63                                                                1980

Retired  (since  1995);  former  Chairman  of the Board,  Cadmus  Communications
Corporation,  a graphic  communications  holding  company;  Director of American
Filtrona Corporation and Cadmus
Communications Corporation.




[PHOTO]
JOSEPH P. VIVIANO, 57                                                                 1988

President and Chief Operating  Officer (since 1993) and Director,  Hershey Foods
Corporation, a manufacturer of confectionery products, and former President, Hershey Chocolate U.S.A., a division of Hershey Foods Corporation.




[PHOTO]
HARRY H. WARNER, 60                                                                   1978

Financial Consultant; Director of Allied Research Corporation, American Filtrona
Corporation and Pulaski Furniture Corporation.



       Class III (to serve until the 1998 annual meeting of stockholders)



[PHOTO]
M. KATHERINE DWYER, 47                                                                1995

President,  Revlon Cosmetics,  U.S.A., an international  fragrance and cosmetics company (since 1995),  and former  Executive Vice President and General  Manager for Mass  Cosmetics,  Revlon Group,  Inc.  (1995),  Executive  Vice  President -
Marketing, Revlon Group, Inc. (1993-1994),  Vice President - Marketing, Clairol,
Inc.   (1991-1993)   and  Executive  Vice  President - Marketing  and  Product
Development, Victoria Creations, Inc. (1989-1991).



[PHOTO]
J. CARTER FOX, 56                                                                     1980

Chairman,  President & Chief Executive  Officer,  Chesapeake  Corporation (since
1996) and  former  Chairman & Chief  Executive  Officer  (1995-1996),  Chairman,
President & Chief Executive Officer  (1994-1995) and President & Chief Executive
Officer  (1980-1994),  Chesapeake  Corporation;  Director  of Crestar  Financial
Corporation.




[PHOTO]
ROBERT L. HINTZ, 65                                                                   1985

Chairman of the Board, R. L. Hintz and Associates, a management services consulting firm; Director of Ashland Coal, Inc., Reynolds Metals Company and
Scott & Stringfellow Financial, Inc.




[PHOTO]
FRANK S. ROYAL, 56                                                                    1990

Physician; Director of Crestar Financial Corporation, CSX Corporation,  Dominion
Resources, Inc. and Columbia/HCA Healthcare Corporation.


         The Board of Directors meets regularly every two months and following each annual meeting of stockholders. During the last year, there were eight meetings of the Board.

         The Board has standing Executive, Audit, Executive Compensation and Nominating Committees. Members of the Executive Committee are Messrs. Fox, Stettinius, Tilghman, Viviano and Warner. During the last year, there were two meetings of the Executive Committee. The Executive Committee reviews various matters and submits proposals or recommendations to the Board of Directors. The Executive Committee is empowered to and does act for the Board of Directors on certain matters.

         Members of the Audit Committee are Ms. Dwyer and Messrs. Hintz, Royal, Tilghman and Viviano. During the last year, there were two meetings of the Audit Committee. The Audit Committee recommends an independent accounting firm to be selected by the Board of Directors for the upcoming year. The Audit Committee reviews and approves various audit functions including the year-end audit performed by the Corporation's independent accountants. The Corporation's internal auditors and independent accountants regularly report directly to the Audit Committee.

         Members of the Executive Compensation Committee (the "Compensation Committee") are Messrs. McCoy, Rosenblum, Stettinius, Stookey and Warner. During the last year, there were five meetings of the Compensation Committee. The Compensation Committee approves officer incentive awards, grants stock options and performance share awards and recommends to the Board of Directors remuneration levels for officers, general remuneration plans for all management personnel and other employee remuneration plans.

         Members of the Nominating Committee are Messrs. Rosenblum, Royal, Stettinius and Stookey. During the last year, there were two meetings of the Nominating Committee. The Nominating Committee reviews the performance and attendance of directors, recommends to the full Board of Directors persons to serve as directors of the Corporation and establishes such procedures as it deems proper to receive and review information concerning potential candidates for election or reelection to the Board of Directors. Stockholders entitled to vote for the election of directors may nominate candidates for consideration by the Nominating Committee. Notice of nominations made by stockholders with respect to the 1997 annual meeting must be received in writing by the Secretary of the Corporation no earlier than January 6, 1997, and no later than January 31, 1997, and must set forth (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee and (iii) the number of shares of capital stock of the Corporation beneficially owned by each such nominee.

         The Board of Directors has also established a Committee of Outside Directors composed of those directors who are not and have never been employees of the Corporation. The Committee of Outside Directors meets regularly, usually in conjunction with, but separately from, regular meetings of the Board of Directors. The Committee of Outside Directors evaluates the performance of the chief executive officer of the Corporation, reviews the senior organizational structure of the Corporation and, when appropriate, will recommend a successor for the chief executive officer. The chairman of the Committee of Outside Directors acts as spokesperson for the outside directors and as their liaison with the chief executive officer.

         During 1995, all directors attended at least 75% of the meetings of the Board of Directors and the committees to which they were assigned, except Ms. Dwyer. As Chairman of Quantum Chemical Corporation ("Quantum"), Mr. Stookey, a director of the Corporation, served from 1989 to 1993 as an executive officer of Petrolane Incorporated, Petrolane Finance Corp. and QJV Corp., affiliates of Quantum, which companies were reorganized on July 15, 1993, under the U. S. Bankruptcy Code. Mr. McCoy, a director of the Corporation, retired as Chairman of the Board, Chief Executive Officer and Director of Koch Label Co. ("Koch") on January 1, 1994. Koch filed for protection under the U.S. Bankruptcy Code in September 1994.

                            COMPENSATION OF DIRECTORS

         Employee directors of the Corporation are not paid for their service on the Board of Directors or any Board committee. For the period prior to April 1, 1995, non-employee directors received an annual retainer of $12,000 for Board service and an attendance fee of $950, plus travel expenses, for each day attending a Board or committee meeting. The chairman of the Committee of Outside Directors received an additional retainer at the annual rate of $12,000, and other committee chairmen received an additional annual retainer of $3,500. For the period following April 1, 1995: non-employee directors received an annual retainer of $15,000 for Board service and an attendance fee of $1,000, plus travel expenses, for each day attending a Board or committee meeting; the additional annual retainer for the chairman of the Committee of Outside Directors was increased to $30,000; and the additional annual retainer for the other committee chairmen was increased to $5,000.

         The Corporation has a Directors' Deferred Compensation Plan under which directors may defer all or a portion of their fees until their retirement or another specified date. Interest accrues on the balance of the deferred account at a New York bank's prime rate. The Corporation also has established an unfunded Outside Directors' Retirement Plan (the "Outside Directors' Plan"). Under the Outside Directors' Plan, non-employee directors retiring at or after age 65 after at least five years of service or prior to age 65 after at least ten years of service are paid an amount equal to their retainer at the time of their retirement for a period equal to their period of service, up to ten years.

         At the 1992 annual meeting, the stockholders approved the Non-Employee Director Stock Option Plan (the "1992 Directors' Plan"). Under the 1992 Directors' Plan, each non-employee director will receive an annual award of an option to purchase Common Stock (an "Automatic Award"). The number of shares of Common Stock covered by Automatic Awards reflects assumptions made in 1992 regarding (i) future increases in directors' fees that would have been approved but for adoption of the 1992 Directors' Plan, and (ii) the fair market value of the option privilege. Based on the advice of an independent compensation consultant, the value of an option to purchase Common Stock under the 1992 Directors' Plan was set at $8.00 per share. Pursuant to the 1992 Directors' Plan, each non-employee director received on May 1, 1995, an Automatic Award of a stock option to purchase 625 shares of Common Stock at an exercise price of $33.54 per share. Unless the director's service terminates earlier for reasons other than death or disability, these options are first exercisable on April 23, 1996, and remain exercisable for a period of ten years from their date of grant. On May 1, 1996, non-employee directors will receive a final Automatic Award of stock options to purchase 750 shares. Non-employee directors are also eligible to choose to receive an annual award pursuant to the 1992 Directors' Plan in lieu of all or a part of the director's cash retainer for a period of one or more future years (an "Elective Award"). A non-employee director choosing to receive an Elective Award will receive an option to purchase 125 shares of Common Stock for each $1,000 of foregone retainer. Elective Awards are first exercisable on the day of the annual meeting next following the date of grant in installments, the number of which corresponds to the number of years covered by the Elective Award. The option price per share for Automatic and Elective Awards is the average closing sales price of the Common Stock for the twenty trading days before the October 31st that immediately precedes the date of grant.

         The cash retainer and attendance fees described above, together with Automatic Awards under the 1992 Directors' Plan, represent the Corporation's standard arrangements for compensation of its non-employee directors. Subject to the approval of the Corporation's stockholders, each non-employee director will be entitled to participate in the 1996 Directors' Plan, as described under "Proposal 2" below.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table shows, as of February 2, 1996, the direct and indirect beneficial ownership of Common Stock by: each director; each executive officer named in the Summary Compensation Table; all directors and executive officers of the Corporation as a group; and all persons beneficially owning more than 5% of the outstanding Common Stock.


                                         Sole Voting and                                              Aggregate
                                           Investment                                                Percentage
        Name                                Power (1)           Other (2)             Total           Owned (3)


Thomas  Blackburn......................      10,151                                   10,151
Paul A. Dresser, Jr....................      57,088              14,963               72,051
M. Katherine Dwyer.....................                             200                  200
J. Carter Fox..........................     205,097              30,801              235,898            1.0%
Robert L. Hintz........................       4,525               4,525
Andrew J. Kohut........................      16,268               5,955               22,223
William D. McCoy.......................       3,625                                    3,625
C. Elis Olsson.........................      39,278              31,082(4)            70,360
John W. Rosenblum......................       2,125               2,125
Frank S. Royal.........................       4,625                                    4,625
Wallace Stettinius.....................       7,125                                    7,125
John Hoyt Stookey......................       2,125                                    2,125
Samuel J. Taylor.......................      36,089               5,205               41,294
Richard G.  Tilghman...................       2,580               1,270                3,850
Joseph P. Viviano......................      14,419                                   14,419
Harry H. Warner........................       3,775                                    3,775
All Directors and Executive  Officers
 as a Group (19 persons)...............     478,218              92,889              571,107            2.3
Crestar Bank
 919 E. Main Street
 Richmond, Virginia....................   1,471,025           1,582,711(4)(5)      3,053,736(4)(5)     12.8
Sture G. Olsson
 Box 311
 West  Point, Virginia.................     851,355           1,600,494(5)         2,451,849(5)        10.3
MacKay-Shields Financial Corporation
 9 West 57th Street
 New York, New York....................                       2,072,550            2,072,550            8.7

---------------

         (1) Includes shares held in fiduciary capacities and (a) an aggregate 190,063 shares that may be acquired by employee directors and the Corporation's executive officers within 60 days under the Corporation's 1993 Incentive Plan and 1987 Stock Option Plan, and (b) an aggregate 19,875 shares that may be acquired by certain non-employee directors within 60 days under the 1992 Directors' Plan.

         (2) Includes shares, if any: (a) owned by certain relatives; (b) held in various fiduciary capacities; (c) held by certain corporations; (d) held by the Corporation's Employee Stock Ownership Plan; and (e) held by the Corporation's 401(k) Savings Plan for Salaried Employees. These shares may be deemed to be beneficially owned under the rules and regulations of the Securities and Exchange Commission (the "SEC"), but the inclusion of such shares in the table does not constitute an admission of beneficial ownership. Certain shares may be deemed to be beneficially owned by more than one person or group listed and, accordingly, must be reported as being beneficially owned by each.

         (3) Except as indicated, each person or group beneficially owns less than 1% of the outstanding Common Stock.

         (4) Includes 27,500 shares held in a trust as to which Crestar Bank and Mr. C. Elis Olsson may be deemed to share beneficial ownership.

         (5) Includes 977,720 shares held in various trusts as to which Crestar Bank and Mr. Sture G. Olsson may be deemed to share beneficial ownership.

                             EXECUTIVE COMPENSATION

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


         The Corporation's executive compensation programs are administered by the Compensation Committee. The Compensation Committee is composed of the individuals listed below, each of whom is a non-employee director of the Corporation. The Compensation Committee grants stock options, stock appreciation rights ("SARs"), performance shares ("Performance Shares") and stock units, and approves incentive awards, under the 1993 Incentive Plan for management employees and recommends to the Board of Directors the salary levels for executive officers. The Compensation Committee has retained Frederic W. Cook & Co., Inc., an independent compensation consultant, to advise the Compensation Committee with respect to executive compensation matters.

Overview of Compensation Philosophy

         The Corporation's executive compensation program is designed to enable the Corporation to attract, develop and retain executives and motivate them to attain the Corporation's business goals. The Compensation Committee intends to keep executive compensation externally competitive and internally equitable to reflect differences in job responsibility and individual contribution to company success. The Corporation's goal is to pay base salaries that are in the mid-range of salaries offered in the packaging, paper and forest products industry, local competing industries or industry in general, as appropriate, while offering appropriate incentive opportunities for executives. The Corporation's intent with respect to incentive programs is to provide executives the opportunity to earn total compensation that exceeds the targeted mid-range in return for superior Corporation, individual business unit and individual executive performance. The compensation programs also encourage employee ownership of the Corporation's Common Stock.

         The individual elements of the Corporation's executive compensation program are (i) base salaries, (ii) annual incentive opportunities, which focus on short-term objectives, and (iii) grants of stock options and Performance Shares, which focus on long-term objectives. In designing and administering the individual elements of the executive compensation program, the Compensation Committee strives to balance short- and long-term incentive objectives. In the case of the Corporation's Chief Executive Officer (the "CEO"), the individual elements have been set by the Compensation Committee to provide that more than 50% of total compensation will consist of short- and long-term incentive opportunities, with long-term elements being the more significant. This results in the expected value of the CEO's total compensation being set at the mid-range of competitive levels, as discussed below, with a large portion of such compensation being at risk based on actual performance.

         The Compensation Committee's policy on the tax deductibility of compensation for the CEO and other executive officers is to maximize the deductibility, to the extent possible, while preserving the Compensation Committee's flexibility to maintain a competitive compensation program. All executive compensation paid or awarded during 1995 is considered to be fully deductible by the Corporation under the Revenue Reconciliation Act of 1993.

1995 Compensation

         Base Salaries. Base salaries for executive officers are approved by the Board of Directors based upon recommendations by the Compensation Committee. The Compensation Committee's recommendations result from a subjective review of individual performances and competitive data supplied by its consultant. The Compensation Committee first establishes a pay range for each job classification by reference to the Project 777 Executive Compensation Survey published by Management Compensation Services (the "MCS Survey"). The MCS Survey is a broad-based survey of U.S. industrial companies, including most publicly held paper and forest products companies and most companies represented in the S&P Paper and Forest Products Group used in the stock performance graph. The MCS Survey is used for the purpose because it provides detailed compensation information by job classification (weighted to reflect the relative sizes of the participating companies) for a diverse sample of participating companies. The midpoint of the base salary range for each executive job classification is set at the average salary for similar positions reported in the MCS Survey (subject to adjustment by the Compensation Committee based on its subjective evaluation of the relationship of various job classifications within the Corporation). In determining recommendations for specific salaries for executive officers within the resulting pay ranges, the Compensation Committee considered the individual officer's performance and the position of each individual's salary within the respective pay range.

         The Compensation Committee recommended and the Board of Directors approved an increase in the CEO's salary of approximately 6.7% in 1995. As in the case of executive officers generally, the Compensation Committee first established a pay range for the CEO based on the MCS Survey. In determining a recommendation for the CEO's salary within that range, in addition to the considerations stated above for executive officers generally, the Compensation Committee considered his achievement of individual goals, which primarily involved the strategic direction of the Corporation and personal performance objectives, and the Compensation Committee's subjective evaluation of the CEO's performance based on the Corporation's financial performance, both in absolute terms and in comparison with an internally-generated peer group of companies. The peer group used for this purpose (the "Compensation Peer Group") consists of 17 paper and forest products companies with which the Corporation competes (including most of the companies represented in the S&P Paper and Forest Products Group used in the stock performance graph), which the Compensation Committee believes is an appropriate comparison group for evaluating relative financial performance. In evaluating the Corporation's financial performance, several measures were reviewed, including absolute and relative earnings, return on equity, cash flow generated by operations and stock price performance. Without assigning relative weights to the different measures, the Compensation Committee placed primary emphasis on cash flow generated by operations. The Compensation Committee noted that the Corporation achieved record financial results for 1995, and that the Corporation's financial results compared favorably with the financial performance of the Compensation Peer Group. The Compensation Committee also concluded that the CEO's achievement of his individual goals substantially met the Compensation Committee's expectations. The CEO's performance was evaluated in the aggregate without assigning specific weights to the individual elements upon which his performance was evaluated.

         Annual Incentive Program. The Compensation Committee also approves annual incentive awards to executive officers in the form of bonuses under the 1993 Incentive Plan. The Compensation Committee reviewed and discussed Chesapeake's 1995 financial performance and compared it to the Corporation's 1994 financial performance, the 1995 business plan, long-term standards of financial performance and the relative financial performance of the Compensation Peer Group (based on the same criteria discussed under "Base Salaries" above). The Compensation Committee did not determine the awards based on pre-set performance targets, but subjectively evaluated the various performance measures and the aggregate amount deemed appropriate for incentive awards. Based on this review, the Compensation Committee established a total award pool for 1995 incentive awards for executive officers other than the CEO and the President & Chief Operating Officer. The Compensation Committee then allocated the pool among the individual officers based on the recommendations of the CEO and a subjective evaluation of each officer's individual performance and, where applicable, the financial performance of certain business units of the
Corporation. The financial performance of the business units was evaluated primarily based on earnings and cash flow generated by operations. The incentive award for the CEO was $480,000 for 1995, which was approximately 100% of his year-end base salary, compared to incentive awards of approximately 50% of year-end base salary for 1994 and 11% for 1993. The CEO's incentive award was based upon the Compensation Committee's subjective assessment of his individual performance against his individual goals approved by the Compensation Committee at the beginning of the year (primarily relating to achieving profitability, managing cash flow and operating safely in compliance with applicable laws) and the Compensation Committee's evaluation of the Corporation's financial performance, both in absolute terms and relative to the Compensation Peer Group (based on the same criteria discussed above under "Base Salaries"). The CEO's performance was evaluated in the aggregate without assigning specific weights to the individual elements upon which his performance was evaluated.

         Long-Term Incentive Programs. The Compensation Committee also approves long-term incentive awards to executive officers in the form of stock options and Performance Shares. The Compensation Committee's recommendations result from a subjective review of individual performance and competitive data supplied by its consultant. The Compensation Committee first considers competitive data supplied by its consultant with respect to average long-term incentive levels, by job classification, derived from the consultant's proprietary data base of long-term incentive practices of approximately 35 U.S. industrial companies, which is weighted to reflect the relative sizes of the participating companies. The data base does not include any of the companies represented in the S&P Paper and Forest Products Group used in the stock performance graph. The Compensation Committee relies on the consultant's data base for this purpose based in part on the consultant's advice that the data base provides a fair comparison group for determining competitive long-term incentive practices, and because the data base provides a consistent methodology for valuing and comparing grants. In determining recommendations for specific long-term incentive awards to executive officers, the Compensation Committee adjusts the average reflected in the consultant's data in light of its subjective evaluation of: the relationship of various job classifications within the Corporation; contributions by each executive officer to overall company performance and such officer's potential to contribute in the future; and, in the case of stock option awards, prior grant levels.

         Stock options are awarded to executives as a long-term incentive to align the executives' interests with those of other stockholders and to encourage significant stock ownership. In 1995, the Compensation Committee granted options to purchase an aggregate of 208,475 shares of Common Stock to the Corporation's employees, including options to purchase 24,000 shares of Common Stock that were granted to the CEO (which, in the case of the CEO, represented the same number of options as were granted in 1994). In determining a recommendation for the CEO's option grants, in addition to the factors set forth above for executive officers generally, the Compensation Committee considered his individual performance against his individual goals approved by the Compensation Committee at the beginning of the year (primarily relating to sustained growth, cash flow generated by operations and returns for stockholders) and the overall financial performance of the Corporation, both in absolute terms and relative to the Compensation Peer Group (based on the same criteria discussed under "Base Salaries" above). The Compensation Committee noted that the Corporation achieved record financial results for 1995, and that the Corporation's financial results compared favorably with the financial performance of the Compensation Peer Group. The Compensation Committee also concluded that the CEO's achievement of his individual goals substantially met the Compensation Committee's expectations. The CEO's performance was evaluated in the aggregate without assigning specific weights to the individual elements upon which his performance was evaluated. The stock options become exercisable in one-third installments on each of the first three anniversaries of the date of grant. The grant price was the average of the closing prices of the Corporation's Common Stock on the twenty days up to and including the date of the grant. The option recipients, including the CEO, will receive value from these grants only if the price of the Common Stock increases above the grant price.

         Performance Shares are awarded under the 1993 Incentive Plan, and provide an incentive that focuses the executives' attention on the long-term growth and financial success of the Corporation. A Performance Share award represents the opportunity to earn up to the specified number of shares of Common Stock over the course of the designated performance cycle by achieving certain performance criteria specified by the Compensation Committee. During 1994, the Compensation Committee granted the CEO the opportunity to earn up to 17,500 Performance Shares for the 1994-1997 performance cycle. Performance Shares were also granted to other executive officers. Each year, a portion of the Performance Share award may be earned based upon the Corporation's cash flow return on capital in excess of its cost of capital and its relative cash flow return on capital compared to the Compensation Peer Group; provided, however, that all Performance Shares will be deemed to have been earned in the event of a "change in control" of the Corporation (as defined below under the caption "Description of Compensation Plans"). As Performance Shares are earned, the participant receives shares of Restricted Stock and Stock Units, each as defined below under the caption "Description of Compensation Plans," that remain forfeitable until the end of the performance cycle (except that such shares will become transferable and nonforfeitable, and such units will become nonforfeitable, upon the death, disability or retirement of the executive or upon the occurrence of certain events following a "change in control" of the Corporation). The CEO earned an estimated 9,625 Performance Shares during 1995.

Executive Compensation Committee

Wallace Stettinius, Chairman
William D. McCoy
John W. Rosenblum
John Hoyt Stookey
Harry H. Warner

                        DESCRIPTION OF COMPENSATION PLANS


         Executive officers of the Corporation were entitled to participate in the compensation plans described below during 1995.

         1993 INCENTIVE PLAN. The 1993 Incentive Plan provides that the Compensation Committee or its delegate (the "Administrator") may, from time to time, grant stock options, SARs, stock awards, Performance Shares or stock units and may make incentive awards to the Corporation's key employees and officers ("Participants"). Options granted under the 1993 Incentive Plan may be either incentive stock options ("ISOs") or nonqualified stock options. A stock option entitles the Participant to purchase shares of Common Stock from the Corporation at the option price. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than the fair market value of the stock on the date of grant in the case of an ISO, or 85% of that amount in the case of a nonqualified stock option.

         SARs may be granted in relation to option grants ("Corresponding SARs") or independently of option grants. The difference between these two types of SARs is that to exercise a Corresponding SAR, the Participant must surrender unexercised that portion of the stock option to which the Corresponding SAR relates. SARs entitle the Participant to receive the lesser of (i) the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR, or (ii) the initial value of the SAR. The initial value of the SAR is the option price of the related option in the case of a Corresponding SAR and the fair market value of a share of Common Stock on the date of grant in the case of independent SARs.

         Participants may also be awarded shares of Common Stock pursuant to a stock award. Such shares may either be fully vested and transferable at the time of grant, or may be non-transferable and subject to forfeiture until certain conditions prescribed by the Administrator (such as a specific period of employment with the Corporation) are satisfied ("Restricted Stock"). Shares of Restricted Stock may either be granted alone or together with Restricted Stock Units ("Stock Units") that are to be used to satisfy the Participant's income and employment tax withholding obligations with respect to the related Restricted Stock as such stock vests in accordance with its terms. The 1993 Incentive Plan also provides for the award of Performance Shares, stated with reference to a specified number of shares of Common Stock, that may entitle the Participant to receive shares of Restricted Stock together with Stock Units. The Administrator will prescribe the requirements (such as a specified period of employment with the Corporation or the attainment by the Corporation of certain stated financial objectives) that must be satisfied before a Performance Share award is earned. To the extent that Performance Shares are earned, the obligation will be settled in shares of Restricted Stock and Stock Units. The Corporation pays to holders of Stock Units amounts equal to the dividends that would be payable on the number of shares of Common Stock represented thereby, less applicable income and employment taxes required to be withheld.

         The 1993 Incentive Plan also allows the Administrator to make incentive awards to Participants on such terms and conditions as the Administrator prescribes. To the extent that any incentive awards are granted, they may be settled in cash, in Common Stock or by a combination of the two.

         The 1993 Incentive Plan provides that outstanding options and SARs will become exercisable, outstanding stock awards will be earned in full and outstanding Performance Shares will be deemed to have been earned in their entirety and converted into shares of Restricted Stock and Stock Units in the event of a "change in control" of the Corporation (as defined below). Such Restricted Stock and Stock Units, together with all other outstanding Restricted Stock and Stock Unit awards, will thereafter become transferable and nonforfeitable upon the earlier of (i) the vesting dates set forth in the agreements governing their grant, or (ii) the termination of the Participant's employment without cause or following the Participant's refusal to move to another location or upon a material reduction in the Participant's compensation or duties.

         SALARIED EMPLOYEES' STOCK PURCHASE PLAN. Under the Salaried Employees' Stock Purchase Plan (the "Stock Purchase Plan"), approximately 1,600 full-time salaried employees of the Corporation or one of its designated subsidiaries may authorize a contribution of up to 5% of their basic compensation to the plan through payroll deductions. At the end of each plan year, each participant's employer makes a specific matching contribution, from which is deducted the amount required to be withheld under income tax, FICA and similar laws. The amount of the matching contribution, which may not exceed 60% of the participant's contribution, or the manner in which the matching contribution will be determined (such as a formula relating to the Corporation's financial performance), is prescribed by the Compensation Committee prior to each plan year. The matching contribution for the plan year that commenced April 1, 1995, was set at 3.5 times the Corporation's return on equity, subject to a minimum matching contribution of 20% and a maximum of 60%. The amount contributed by the participants and the net amount contributed by their employers are applied to purchase Common Stock.

         401(K) SAVINGS PLAN FOR SALARIED EMPLOYEES. All salaried employees of the Corporation who have attained age 18 are eligible to participate in the Chesapeake Corporation 401(k) Savings Plan for Salaried Employees (the "Savings Plan") after completing six months of employment. Plan participants may elect to reduce their current compensation and have pre-tax contributions of 1% to 10% of their gross earnings, up to maximum amounts allowable under applicable Internal Revenue Service regulations ($9,240 in 1995), made on their behalf to the Savings Plan. The Corporation makes a matching contribution equal to one-half of the pre-tax contribution made on behalf of the employee. The maximum matching contribution that may be made by the Corporation is 2 1/2% of the employee's gross earnings.

         BENEFITS CONTINUATION PLAN. The Chesapeake Corporation Salaried Employee's Benefits Continuation Plan (the "Benefits Continuation Plan") will provide benefits to all salaried employees of the Corporation and its subsidiaries, including the executive officers named in the Summary Compensation Table, who are terminated within twenty-four months of a "change in control" of the Corporation (as defined below). The Benefits Continuation Plan provides severance pay based on the participant's credited service and compensation, with such severance pay not to exceed twenty-four months' compensation. The participant's health and life insurance benefits also will be provided for the period during which the participant receives severance pay or until the participant obtains other employment, whichever is earlier.

         LONG-TERM INCENTIVE PLAN. The Long-Term Incentive Plan (the "Long-Term Plan") provides that the Compensation Committee may from time to time grant to selected employees of the Corporation and its subsidiaries (i) shares of Restricted Stock, either alone or together with Stock Units, and (ii) award potentials (an "Award Potential"), stated with reference to a specified number of shares of Common Stock, that may entitle the participant to receive shares of Restricted Stock together with Stock Units. As an Award Potential is earned, the participant receives shares of Restricted Stock and Stock Units totaling the number of shares of Common Stock earned. The Compensation Committee, on the date of grant of an Award Potential, may provide that the participant's right to receive Restricted Stock and Stock Units in relation to an Award Potential will be forfeited unless certain conditions (such as a specified period of employment with the Corporation or the attainment by the Corporation of certain stated financial objectives) are satisfied. The Corporation pays to holders of Stock Units amounts equal to the dividends that would be payable on the number of shares of Common Stock represented thereby, less applicable income and employment taxes required to be withheld.

         The Long-Term Plan provides that upon a "change in control" of the Corporation (as defined below), each outstanding Award Potential will be deemed to have been earned in its entirety and shall be converted into Restricted Stock and Stock Units. Such Restricted Stock and Stock Units, together with all other outstanding Restricted Stock and Stock Unit awards, will thereafter become transferrable and nonforfeitable upon the earlier of (i) the vesting dates set forth in the agreements governing their grant, or (ii) the termination of the participant's employment without cause or following the participant's refusal to move to another location or upon a material reduction in the participant's compensation or duties.

         The Compensation Committee has not made any grants under the Long-Term Plan since 1993. The Compensation Committee has indicated that it does not intend to make any additional grants or awards under the Long-Term Plan in the future.

         DEFINITION OF "CHANGE IN CONTROL." For purposes of the 1993 Incentive Plan, the Long-Term Plan and the Benefits Continuation Plan, "change in control" means, in general, the occurrence of any of the following events: (i) any person or group becomes the beneficial owner of 20% or more of the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (with certain exceptions); (ii) those persons who were members of the Corporation's Board of Directors prior to the adoption of such plan, and those persons whose subsequent nominations were approved by such directors, cease to constitute a majority of the Board of Directors (with certain exceptions); (iii) the stockholders of the Corporation approve a reorganization, merger, share exchange or consolidation involving the Corporation unless immediately following such transaction all or substantially all of the persons who beneficially own Common Stock and any other then-outstanding voting securities of the Corporation beneficially own at least 80% of the common stock and voting securities, respectively, of the surviving entity in such transaction in substantially the same proportions as their ownership immediately prior to such transaction; or (iv) the stockholders of the Corporation approve a complete liquidation or dissolution of the Corporation or the sale of all or substantially all of its assets (with certain exceptions). The foregoing summary is qualified in its entirety by reference to the terms of the 1993 Incentive Plan, the Long-Term Plan and the Benefits Continuation Plan, copies of which will be provided promptly upon request and without charge to each person to whom a copy of this proxy statement is delivered. Requests should be directed to: J. P. Causey Jr., Secretary, Chesapeake Corporation, 1021 East Cary Street, Box 2350, Richmond, Virginia 23218-2350.

         SECTION 16(A) COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's executive officers, directors and persons owning more than 10% of the Common Stock to file reports of ownership and changes in ownership of the Common Stock and derivative securities of the Corporation with the SEC and the New York Stock Exchange. M. Katherine Dwyer, J. Carter Fox and C. Elis Olsson each failed to file on a timely basis one report of ownership and changes in ownership of the Common Stock during 1995.

                 SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows, for the fiscal years ended December 31, 1993, 1994 and 1995, the cash compensation paid by the Corporation and its subsidiaries, as well as certain other compensation paid or accrued, to the Corporation's CEO and its four other most highly compensated executive officers (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                        ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                                                                               AWARDS PAYOUTS

                                                                            Other
         Name and                                                           Annual                                      All Other
    Principal Position                                                      Compen-       Options/         LTIP          Compen-
  as of December 31, 1995       Year            Salary          Bonus       sation(1)       SARs         Payouts (2)     sation (3)
-----------------------------------------------------------------------------------------------------------------------------------

J. Carter Fox                   1995           $465,000        $480,000                     24,000       $285,141         $ 8,813
 Chairman & Chief               1994            433,000         225,000                     24,000        149,160           9,990
 Executive Officer              1993            408,000          44,000                     20,000         49,547          10,497

Paul A. Dresser, Jr.            1995            326,365         330,000                     16,500        195,525           7,183
  President & Chief             1994            291,500         175,000                     15,000        102,300           7,995
  Operating Officer             1993            277,500          40,000                     13,500         35,649           8,577

Thomas Blackburn                1995            207,000         200,000                      7,500         97,763           6,000
  Group Vice                    1994            190,250         150,000     $25,731          7,500         51,150          43,286
  President -                   1993            177,000          27,000                      6,000         15,836           7,100
  Kraft Products

Samuel J. Taylor                1995            209,000         180,000                      7,500         97,763           6,039
  Group Vice                    1994            192,000         125,000                      7,500         51,150           6,457
  President -                   1993            175,750          44,000                      6,000         17,825           7,062
  Packaging

Andrew J. Kohut                 1995            196,971         185,000                      7,500         65,175           5,767
  Group Vice                    1994            166,500         110,000                      6,000         34,089           6,120
  President -                   1993            153,000          38,000                      4,500          9,894           6,717
  Finance & Strategic
  Development &
  Chief Financial
  Officer



--------------------

         (1) None of the Named Executive Officers received perquisites or other personal benefits, securities or property with an aggregate value in excess of the lesser of $50,000 or 10% of the total of his salary and bonus shown above.

         (2) The amounts appearing in the Long-Term Incentive Plan ("LTIP") payouts column represent the value of Restricted Stock and Stock Units earned under the 1993 Incentive Plan for 1995 (estimated) and 1994 (actual) and the actual amounts earned under the Long-Term Plan for 1993. The amounts are based on the closing price for Common Stock of $29.625, $33.00 and $25.50 on December 31, 1995, 1994 and 1993, respectively. As of December 31, 1995, the Named Executive Officers held the following shares of Restricted Stock of the
Corporation: Mr. Fox, 2,893 shares; Mr. Dresser, 1,984 shares; Mr. Blackburn, 992 shares; Mr. Taylor, 992 shares; and Mr. Kohut, 661 shares. Each of the Named Executive Officers earned shares of Restricted Stock under the 1993 Incentive Plan for 1995; however, the definitive number of such shares earned will not be determined, and such shares will not be issued, until later in 1996. None of such shares will vest, in whole or in part, in less than three years from the date of grant of the underlying Performance Share award (except upon the death, disability or retirement of the executive or upon the occurrence of certain events following a "change in control" of the Corporation, as described above under the caption "Description of Compensation Plans"). Dividends will be paid on shares of Restricted Stock at the same rate and times as on all other shares of Common Stock.

         (3) "All Other Compensation" for 1995 includes the following: (a) the Corporation's 50% matching contributions under the Savings Plan of $3,750 on behalf of each of the Named Executive Officers; and (b) the Corporation's matching contribution under the Stock Purchase Plan of the following amounts made to the Named Executive Officers: Mr. Fox, $5,063; Mr. Dresser, $3,433; Mr. Blackburn, $2,250; Mr. Taylor, $2,289; and Mr. Kohut, $2,017.

                             STOCK OPTIONS AND SARS

         The following table contains information concerning the grants of options and SARs made during 1995 under the 1993 Incentive Plan to the Named Executive Officers.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                                          POTENTIAL
                                                                                                     REALIZABLE VALUE AT
                                                                                                        ASSUMED ANNUAL
                                                                                                     RATES OF STOCK PRICE
                                                                                                         APPRECIATION
                          INDIVIDUAL GRANTS                                                           FOR OPTION TERM (1)
                                                                                        -------------------------------------------

                                               % of
                                              Total                                         0%             5% (4)             10%
                             Number of       Options/
                           Securities         SARs                                      (Assumes      (Assumes
                            Underlying      Granted to                                   a Common      a Common            (4)
                             Options/       Employees      Exercise       Expira-         Stock         Stock
                               SARs         in Fiscal      or Base         tion          Price of      Price of          (Assumes
          Name              Granted (2)        Year       Price (3)        Date          $32.98)       $53.72)           a Common
                                                                                                                           $85.54)

J. Carter Fox                     24,000        11.5%       $32.98        8/6/05          $0           $497,760         $1,261,440

Paul A. Dresser, Jr.              16,500         7.9        32.98         8/6/05           0            342,210            867,240

Thomas Blackburn                   7,500         3.6        32.98         8/6/05           0            155,550            394,200

Samuel J. Taylor                   7,500         3.6        32.98         8/6/05           0            155,550            394,200

Andrew J. Kohut                    7,500         3.6        32.98         8/6/05           0            155,550            394,200


--------------------
         (1) The potential realizable value is based upon assumed future prices for the Common Stock that are derived from the specified assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the actual future performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.
         (2) All grants consisted of nonqualified stock options granted under the 1993 Incentive Plan. These grants become exercisable in one-third installments on each of the first three anniversaries of the date of grant (August 7, 1995).
         (3) The exercise price was set at the average of the closing prices of Common Stock on the twenty trading days up to and including the date of the grant. The exercise price may be paid in cash or in Common Stock valued at fair market value on the date preceding the date of exercise, or a combination of cash and Common Stock.
         (4) The 5% and 10% assumed annual rates of stock price appreciation used to calculate potential option gains shown above are required by the rules of the SEC. The actual gains that will be realized, if and when the Named Executive Officers exercise the options granted in 1995, will be dependent on the future performance of the Common Stock. To put the hypothetical gains shown in the table into perspective, the following is provided:


                                                    Annual Rate of Stock Price
                                                            Appreciation

                                                           5%              10%
                                                    ------------          ----

Resulting stock price based on $32.98 starting
 price                                              $      53.72  $       85.54

Per share gain                                             20.74          52.56

Aggregate hypothetical gain that would be
realized by all stockholders (based on 23,819,
shares outstanding on August 7, 1995)                494,014,584  1,251,948,242

Aggregate hypothetical gain on all 1995 options
granted to the Named Executive Officers if
$53.72 and $85.54 prices, respectively, are achieved   1,306,620      3,311,280

Hypothetical aggregate gains for the Named Executive
Officers as a percentage of all
stockholders' gains                                          0.3%           0.3%

                        OPTION/SAR EXERCISES AND HOLDINGS


         The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options and SARs during 1995, and unexercised options and SARs held by them on December 31, 1995.

   AGGREGATED OPTION/SAR EXERCISES IN LAST YEAR AND YEAR-END OPTION/SAR VALUE



                                                                              Number of Securities        Value of Unexercised
                                                                            Underlying Unexercised   In-the-Money Options/SARs
                                                                                   Options/SARs at             at Year-End (1)
                                                                                          Year-End

                                  Shares Acquired                   Value             Exercisable/                Exercisable/
          Name                        on Exercise                Realized        Unexercisable (2)           Unexercisable (2)
          ----                        -----------                --------        -----------------           -----------------


J. Carter Fox                            18,000                $275,625              92,433/46,667            $772,679/$98,877

Paul A. Dresser, Jr.                     14,500                 225,163              24,000/31,000              144,245/65,288

Thomas Blackburn                          9,500                 119,525                   0/14,500                    0/30,025

Samuel J. Taylor                          3,600                  41,659              24,000/14,500              190,533/30,025

Andrew J. Kohut                               0                       0              13,500/13,000              101,908/22,973

--------------------
         (1) The value of unexercised in-the-money options/SARs represents the positive spread between the December 31, 1995, closing price of Common Stock ($29.625) and the exercise price of any unexercised options and SARs.
         (2) The shares represented could not be acquired by the named executive as of December 31, 1995, and future exercisability is subject to the executive remaining employed by the Corporation for up to three years from the date of grant, subject to acceleration for retirement, death or total disability of the executive or a "change in control" of the Corporation (as defined in the 1993 Incentive Plan and the 1987 Stock Option Plan).


                               PENSION PLANS TABLE

         The following table illustrates the approximate aggregate annual retirement benefits payable to covered participants retiring at age 65 pursuant to the Corporation's funded retirement plan for its salaried employees and unfunded supplemental retirement plan for certain officers and other key employees.


                                    Estimated Annual Retirement Benefit at Age 65
                        --------------------------------------------------------------------

                                          Years of Credited Service (2)
                        --------------------------------------------------------------------
      Annual
Compensation (1)            15            20             25           30           35
------------                ---           ---            ---          ---          --

$   200,000             $ 60,000       $ 80,000      $ 96,000     $112,000     $128,000
    400,000              120,000        160,000       192,000      224,000      256,000
    600,000              180,000        240,000       288,000      336,000      384,000
    800,000              240,000        320,000       384,000      448,000      512,000
  1,000,000              300,000        400,000       480,000      560,000      640,000
  1,200,000              360,000        480,000       576,000      672,000      768,000

-----------------
         (1) Annual compensation is the average of the highest five consecutive years' salary and bonus paid during the last ten consecutive years and, in the case of the Named Executive Officers, approximates such amounts as set forth in the Summary Compensation Table.

         (2) The years of credited service for the Named Executive Officers as of March 1, 1996, were: Mr. Fox, 32; Mr. Dresser, 14; Mr. Blackburn, 5; Mr. Taylor, 17; and Mr. Kohut, 16 (Mr. Taylor has 10 years credited service under the supplemental retirement plan).

         The above amounts are stated as payments in the form of a life annuity. Other actuarially equivalent forms of benefit may be selected. The amounts shown in the table are subject to reduction for a portion of Social Security benefits.

                              CERTAIN TRANSACTIONS

         C. Elis Olsson, a member of the Board of Directors, served during 1995 as Midwest Regional Sales Manager for Color-Box, Inc., a subsidiary of Chesapeake Packaging Co. In late 1995, he was named Vice President-Operations for the Color-Box division to be located in Pelahatchie, Mississippi. During 1995, the total cash compensation paid by the Corporation and its subsidiaries to Mr. Olsson (including bonus, reimbursement of moving expenses and the Corporation's contributions under certain employee benefit plans) was $114,110. Mr. Olsson's compensation was consistent with that paid by the Corporation and its subsidiaries in 1995 to other employees with similar job titles and responsibilities.


                                PERFORMANCE GRAPH

         The following graph compares the cumulative total return for the Common Stock to the cumulative total returns for the S&P 500 Composite Index and the S&P Paper & Forest Products Group Index for the Corporation's last ten fiscal years. The graph assumes an investment of $100 in the Common Stock and in each index as of December 31, 1990, and that all dividends were reinvested.

                              [GRAPH APPEARS HERE]

                          (December 31st of each year)

                   '85  '86  '87  '88   '89   '90   '91   '92   '93   '94  '95
CSK                 82  109  109  136   140   100   182   161   207   276  254
S&P 500             54   64   67   78   103   100   130   140   155   157  215
S&P Paper & Forest  60   76   83   91   111   100   127   145   160   167  183

                             PROPOSAL TO APPROVE THE
             DIRECTORS' STOCK OPTION AND DEFERRED COMPENSATION PLAN
                                  (PROPOSAL 2)

         The Corporation proposes that the stockholders approve the 1996 Directors' Plan. The Board of Directors adopted the 1996 Directors' Plan on February 13, 1996, subject to the approval of stockholders.

         The following paragraphs summarize the more significant features of the 1996 Directors' Plan. The summary is subject, in all respects, to the terms of the 1996 Directors' Plan, which terms are incorporated herein by reference. The Corporation will provide promptly, upon request and without charge, a copy of the full text of the 1996 Directors' Plan to each person to whom a copy of this proxy statement is delivered. Requests should be directed to: J. P. Causey Jr., Secretary, Chesapeake Corporation, 1021 East Cary Street, Box 2350, Richmond, Virginia 23218-2350 (804-697-1000).

SUMMARY OF THE 1996 DIRECTORS' PLAN

         Purposes. In 1992 the stockholders approved the 1992 Directors' Plan. The 1992 Directors' Plan provides for the grant of stock options to non-employee directors, as more fully described above under the caption "Compensation of Directors." The Board of Directors believes that the 1992 Directors' Plan has promoted a greater identity of interest between its participants and the stockholders. The 1992 Directors' Plan will terminate, however, with the option grants scheduled for May 1, 1996.

         The Board of Directors believes that the 1996 Directors' Plan will serve the same objectives as the 1992 Directors' Plan through the grant of options to purchase Common Stock. Those objectives will also be served by affording each participant the opportunity to reduce the cash fees otherwise payable to the director in return for the right to receive Common Stock in the future.

         Eligibility. Each director who is not an employee of the Corporation is eligible to participate in the 1996 Directors' Plan. Options will be granted automatically to each participant. A participant will be eligible to receive the optional deferred benefit only if he submits a Deferral Election Form.

         Options. Each participant will be granted an option to purchase Common Stock on May 1 of each year (the "Grant Date"). The first Grant Date will be May 1, 1997, and options granted on that date will cover 1,500 shares of Common Stock. The number of shares of Common Stock subject to successive grants will increase by 200 shares each year. The final Grant Date will be May 1, 2007, and options granted on that date will cover 3,500 shares. The number of shares of Common Stock covered by such options reflects assumptions regarding (i) the future amount of directors' fees that would be approved but for the adoption of the 1996 Directors' Plan, and (ii) the fair market value of the option privilege.

         The option price per share of Common Stock will be the average closing sales price of the Common Stock on the New York Stock Exchange for the twenty trading days immediately preceding the Grant Date. The option price may be paid in cash, in a cash equivalent, or by tendering shares of Common Stock.

         Options will become exercisable on the day before the annual meeting of the Corporation's stockholders that next follows the Grant Date. The exercisability of options will be accelerated in the event of the participant's death or disability or in the event of a "change in control" (as defined above under the heading "Description of Compensation Plans"). Options that are not exercisable on the date that a participant ceases to be a director will be forfeited. No option may be exercised more than ten years after its Grant Date.

         Deferred Benefits. A participant's Deferral Election Form may direct that all or part of the participant's retainer fee, meeting fees or both be deferred under the 1996 Directors' Plan. Deferred fees will be credited to either a deferred cash account or a deferred stock account, as directed by the participant.

         Deferred cash accounts are not funded and are maintained for recordkeeping purposes only. Interest will be credited to a participant's deferred cash account on the first day of each month. The applicable interest rate will be the prime rate established as of the last business day of the preceding calendar quarter by the Corporation's principal lender. Interest will be credited through the end of the month preceding the month in which a deferred cash benefit is paid.

         Deferred fees that are credited to the participant's deferred stock account will be recorded by reference to the number of whole and fractional shares of Common Stock that could have been purchased with the deferred amount, based on the fair market value of the Common Stock on (i) for the retainer fee, the date that the deferred retainer fee would have been paid but for the Deferral Election Form, and (ii) for meeting fees, the first day of the month following the date the deferred meeting fee would have been paid. Additional credits will be made to the deferred stock account, in whole and fractional shares of Common Stock, based on the value of dividends paid on the Common Stock and the fair market value of the Common Stock on the date that the dividends are paid; provided, however, that such additional credits will be made only through the end of the year preceding the distribution of a deferred stock benefit. Deferred stock accounts are not funded, and no actual shares of Common Stock are purchased or held by or on behalf of the accounts; such accounts are maintained for recordkeeping purposes only.

         Each participant's Deferral Election Form will also specify when amounts attributable to each year's deferred fees will be paid. Distributions cannot begin within two years of the beginning of the deferral year. Distributions must begin no later than the date that the participant attains the age at which there are no earnings limitations on the receipt of full social security benefits. With the consent of the Corporation's Secretary, who has responsibility for administering the 1996 Directors' Plan, a participant may accelerate distributions in the event of the participant's disability (as defined by reference to Section 22(e)(3) of the Internal Revenue Code) or a financial emergency beyond the participant's control.

         Deferred benefits under the 1996 Directors' Plan will be paid in a single sum or in installments over a period not extending beyond ten years. Deferred cash benefits will be paid in cash and deferred stock benefits will be paid in whole shares of Common Stock and cash representing the value of any fractional share. Such shares of Common Stock may be newly issued shares or shares purchased by the Corporation on the open market. The total number of shares issuable under the 1996 Directors' Plan is not presently determinable and will depend on (i) with respect to shares of Common Stock issuable upon the exercise of Options granted under the plan, the number of non-employee directors of the Corporation over the term of the plan, and (ii) with respect to shares of Common Stock issuable upon the distribution of deferred stock benefits under the plan, the amounts of compensation that such directors elect to defer, the amount of dividends paid upon shares credited to deferred stock accounts and the price of the Common Stock at the time deferred fees and dividends are credited.

AMENDMENT AND TERMINATION

         The Board of Directors may amend or terminate the 1996 Directors' Plan at any time; provided, however, that no amendment will become effective without the approval of stockholders if the amendment (i) materially increases the number of shares of Common Stock that may be issued under the 1996 Directors' Plan, (ii) materially increases the benefits accruing to participants under the 1996 Directors' Plan or (iii) materially changes the class of individuals who may participate in the 1996 Directors' Plan. In addition, the Board of Directors may amend the 1996 Directors' Plan only once within a six month period other than to comply with changes in the Internal Revenue Code or the Employee Retirement Income Security Act of 1974.

FEDERAL INCOME TAX CONSEQUENCES

         The Corporation has been advised by counsel regarding the federal income tax consequences of the 1996 Directors' Plan. No income is recognized by a participant on account of the grant of an Option. Income is recognized on the date that an Option is exercised. The amount of the income recognized by the participant is equal to the difference between the fair market value of the shares received upon the exercise and the Option price paid by the participant. That income is taxed as ordinary income. Any gain or loss that is recognized on a subsequent disposition of the shares is taxed as long-term or short-term capital gain or loss, as applicable.

         Deferred fees are includible in income when the deferred cash benefit or deferred stock benefit is paid to the participant. The income is equal to the amount of cash received and the fair market value of any stock that is received in the distribution. That income is taxed as ordinary income. Any gain or loss that is recognized on a subsequent disposition of shares issued as a deferred stock benefit is taxed as long-term or short-term capital gain or loss, as applicable.

         The Corporation is entitled to claim a federal income tax deduction on account of the exercise of an Option. The amount of the deduction is equal to the amount of ordinary income recognized by the participant. The Corporation is also entitled to claim a federal income tax deduction on account of the payment of deferred benefits, in an amount equal to the ordinary income recognized by the participant.

NEW PLAN BENEFITS

         The Corporation cannot determine the amounts that participants will elect to defer, or the interest or dividends that will be credited to participants' accounts, for the plan year commencing July 1, 1996. The
Corporation also cannot determine the amounts that participants would have elected to defer, or the interest or dividends that would have been credited to participants' accounts, if the 1996 Directors' Plan had been in effect for any period prior to June 1, 1996.

         THE BOARD OF DIRECTORS UNANIMOUSLY  RECOMMENDS A VOTE FOR PROPOSAL 2 TO
APPROVE  THE  CHESAPEAKE   CORPORATION  DIRECTORS'  STOCK  OPTION  AND  DEFERRED
COMPENSATION PLAN



                              SELECTION OF AUDITORS
                                  (PROPOSAL 3)

         The Board of Directors has appointed Coopers & Lybrand L.L.P. to serve as independent certified public accountants of the Corporation and its subsidiaries for 1996. Stockholders are requested to ratify this appointment. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the meeting and will be given an opportunity to make a statement and to respond to appropriate questions.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3 TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 1996.

               MATTERS TO BE PRESENTED FOR INCLUSION IN THE PROXY
              STATEMENT FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

         Any proposal submitted by a stockholder for inclusion in the proxy materials for the annual meeting of stockholders in 1997 must be delivered to the Corporation at its principal office in Richmond, Virginia not later than November 22, 1996.



                                  OTHER MATTERS

         As of the date of this proxy statement, management knows of no business that will be presented for consideration at the annual meeting of stockholders other than that stated herein. As to other business, if any, and matters incident to the conduct of the meeting that may properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the best judgment of the person or persons voting the proxies.


         STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT TO THE CORPORATION. PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE ACCOMPANYING PROXY. STOCKHOLDERS MAY REVOKE THEIR PROXY BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE CORPORATION AT ITS PRINCIPAL OFFICE TO THE ATTENTION OF J.P. CAUSEY JR., SECRETARY, AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                                                           J. P. Causey Jr.
                                                           Secretary


March 22, 1996

                                     NOTICE



                                       AND



                                 PROXY STATEMENT



                                     FOR THE



                                 ANNUAL MEETING



                                       OF



                                  STOCKHOLDERS



                                   TO BE HELD

                                 APRIL 24, 1996






                                     [LOGO]

[LOGO]Chesapeake

                                                      April 8, 1996


                       A REMINDER

Dear Stockholder:

    Proxy material for the annual meeting of stockholders of Chesapeake Corporation was sent to you under date of March 22, 1996.

    According  to  our  records,  your  proxy  for this  meeting, which  will be
held on  Wednesday,  April 24, 1996,  has not yet been received.   Regardless of
the number of shares you may own, it is important that they be represented.

    If you have not already returned your proxy card, I urge you to sign, date and mail the enclosed duplicate promptly. If you returned the original card but did so more than a week ago, I request that you sign, date and mail the enclosed duplicate.

                                        Sincerely,



                                        /s/ J. P. Causey Jr.
                                        J. P. Causey Jr.
                                        Secretary

                             Chesapeake Corporation
      James Center II, 1021 E. Cary St., Box 2350, Richmond, VA 23218-2350
                          804/697-1000 Fax 804/697-1199

PROXY                   CHESAPEAKE CORPORATION                   PROXY
                       RICHMOND, VIRGINIA 23218

           Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders, April 24, 1996

The undersigned hereby appoints J. Carter Fox, Wallace Stettinius and Harry H. Warner and each of them as proxies (and if the undersigned is a proxy, as substitute proxies), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of the Corporation held of record by the undersigned on March 8, 1996, at the annual meeting of stockholders to be held at 11:00 a.m. on April 24, 1996, or any adjournments thereof.


                                                 PLEASE  MARK,  SIGN,  DATE  AND
                                                   MAIL THE PROXY CARD  PROMPTLY
                                                   USING THE ENCLOSED ENVELOPE.

                                                  (Continued on reverse side.)

                          CHESAPEAKE CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.
[                                                                             ]



1. ELECTION OF FOUR DIRECTORS FOR A THREE-YEAR TERM:                            For All
   Class I (to serve until the 1999 annual meeting of       For     Withhold    Except those whose name(s) appear below.
           stockholders)                                    [ ]     [ ]         [ ]
   Nominees: William D. McCoy, John W. Rosenblum,
   John Hoyt Stookey and Richard G. Tilghman                                                 _______________________________________

                                                            For     Against     Abstain      4. In their discretion, the proxies are
2. To approve the Chesapeake Corporation Directors' Stock   [ ]     [ ]         [ ]               authorized to vote upon such other
   Option and Deferred Compensation Plan.                                                         business  and  matters incident to
                                                                                                  the  conduct of the meeting as may
                                                                                                  properly come before the meeting.
                                                            For     Against     Abstain
3. To ratify the appointment of Coopers & Lybrand L.L.P. as [ ]     [ ]         [ ]          The  Board  of  Directors   unanimously
   independent accountants for 1996.                                                              recommends a vote FOR each of  the
                                                                                                  above proposals.

                                                                                             This proxy when  properly executed will
                                                                                                  be voted in  the  manner  directed
                                                                                             herein    by    the    undersigned
                                                                                                  stockholder. If  no  direction  is
                                                                                                  made, this proxy will be voted for
                                                                                                  each proposal presented.

                                                                                             Dated:___________________________, 1996

                                                                                             Signature(s)___________________________

                                                                                             ---------------------------------------

                                                                                             Please   sign   exactly  as  your  name
                                                                                             appears. Joint owners should each  sign
                                                                                             personally.  Where applicable, indicate
                                                                                             your      official      position     or
                                                                                             representative capacity.

                             Detach Admittance Card Before Mailing Proxy

[CHESAPEAKE CORPORATION LOGO]

                                ADMITTANCE CARD

                          ANNUAL STOCKHOLDERS MEETING

                           APRIL 24, 1996, 11:00 A.M.
                         FAIRGROUNDS ON STRAWBERRY HILL
                            600 EAST LABURNUM AVENUE
                               RICHMOND, VIRGINIA

            PLEASE PRESENT THIS CARD AT THE DOOR TO GAIN ADMITTANCE.

[LOGO]CHESAPEAKE                                                 March 22, 1996

Dear Fellow Employee:

The instruction card to vote your Chesapeake Corporation common stock held in the Chesapeake Corporation 401(k) Savings Plan for Salaried Employees, the Chesapeake Packaging Co. 401(k) Savings Plan for Hourly Employees, or the Chesapeake Paper Products Company 401(k) Plan for Hourly Employees (the "Plans") is on the lower portion of this page. It is important that you instruct the trustee to vote your shares held in the Plans by completing the instruction card below and returning it to The Bank of New York.

As a participant in the Plans, you are entitled to attend the annual meeting of stockholders of Chesapeake Corporation to be held at the Exhibition Hall at the Fairgrounds on Strawberry Hill, 600 East Laburnum Avenue, Richmond, Virginia, on Wednesday, April 24, 1996, at 11:00 A.M. If you plan to attend the meeting and have not otherwise requested an admittance card, you may request an admittance card by contacting the corporate office in Richmond at (804) 697-1000.

                                                  Sincerely,


                                                  J. P. Causey Jr.
                                                  Secretary


                             DETACH PROXY CARD HERE

The Board of Directors Unanimously Recommends a Vote FOR Each of the Following
Proposals:


(1) Election of Four Directors For a Three     FOR all nominees     WITHHOLD AUTHORITY to vote       *EXCEPTIONS
    Year Term. Class I (To serve until the     listed below.        for all nominees listed below.
    1999 annual meeting of stockholders):

Nominees: William D. McCoy, John W. Rosenblum, John Hoyt Stookey and Richard G. Tilghman.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
 *Exceptions_______________________________________________________________________________________________________________________

(2) To approve the Chesapeake Corporation Directors' Stock              (3) To ratify the appointment of Coopers & Lybrand L.L.P. as
    Option and Deferred Compensation Plan.                                  independent accountants for 1996.


FOR                   AGAINST                  ABSTAIN                     FOR                      AGAINST                 ABSTAIN

(4) In their discretion, the proxies are authorized to vote upon such other
    business and matters incident to the conduct of the meeting as may properly                     Address Change and
    come before the meeting and any adjournments.                                                   or Comments Mark Here


                                                                                                    Please sign exactly as name is
                                                                                                    printed to the left.

                                                                                                    Dated. __________________, 1996

                                                                                                    -------------------------------

                                                                                                    -------------------------------

                                                                                                    Votes MUST be indicated
       (Please sign, date and return this card in the enclosed envelope.)                           (x) in Black or Blue ink.     X


TO: THE BANK OF NEW YORK
    Trustee of the Chesapeake Corporation 401(k) Savings
    Plan for Salaried Employees, the Chesapeake Packaging Co.
    401(k) Savings Plan for Hourly Employees and the Chesapeake Paper
    Products Company 401(k) Plan for Hourly Employees

    With respect to the shares of Common Stock of Chesapeake Corporation represented by my interest in the Trust Funds of the Chesapeake Corporation
401(k) Savings Plan for Salaried Employees, the Chesapeake Packaging Co. 401(k)
Savings Plan for Hourly  Employees,  and the Chesapeake  Paper Products  Company
401(k) Plan for Hourly Employees, you are directed to sign and forward a proxy in the form being solicited by the Board of Directors of Chesapeake Corporation to instruct the persons named therein, or their substitutes, to vote in accordance with the proxy statement as designated on the reverse.

                             PLEASE SIGN AND DATE ON THE REVERSE

                               (Continued on the reverse side)

                                                      CHESAPEAKE CORPORATION
                                                      P.O. BOX 11241
                                                      NEW YORK, N.Y. 10203-0241



                        VOTING INSTRUCTIONS

TO: ASSOCIATED BANK

    Trustee of the Wisconsin Tissue Mills Inc. 401(k) Savings Plan for Hourly
Employees

    With  respect  to the full  shares of  Common  Stock of  Chesapeake
Corporation allocated to my account in the Wisconsin  Tissue Mills Inc.  401(k)
Savings Plan for Hourly Employees, you are directed to sign and forward a proxy in the form being solicited by the Board of Directors of Chesapeake
Corporation to instruct the persons named therein, or their substitutes, to vote in accordance with the proxy statement as designated below.

    The Board of Directors unanimously recommends a vote FOR each of the following proposals:

The Board of Directors Unanimously Recommends a Vote FOR Each of the Following
Proposals:

(1) Election of Four Directors For a Three Year Term. Class I (To serve until the 1999 annual meeting of stockholders): William D. McCoy, John W.
    Rosenblum, John Hoyt Stookey and Richard G. Tilghman.


         [ ] FOR                 [ ] WITHHOLD          [ ] EXCEPTIONS: Withhold
   all nominees listed above  vote for all nominees     vote on the following
                                                        nominee(s) only
                                                        -----------------------

(2) To approve the Chesapeake Corporation Directors' Stock Option and Deferred
    Compensation Plan.

         [ ] FOR                 [ ] AGAINST           [ ] ABSTAIN

(3) To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for 1996.

         [ ] FOR                 [ ] AGAINST           [ ] ABSTAIN

(4) In their discretion, the proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting and any adjournments.

                                    PLEASE MARK ALL
                                  CHOICES LIKE THIS [X]



Signature_____________________________       Date______________________, 1996.

PLEASE MAIL THESE INSTRUCTIONS IN THE ENCLOSED ENVELOPE TO ASSOCIATED BANK



